Exhibit 99.1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

DATED: March 10, 2010

BERKSHIRE FUND V, LIMITED PARTNERSHIP

By:	Fifth Berkshire Associates LLC,
its General Partner

By:	/s/ Bradley M. Bloom
Name:	Bradley M. Bloom
Title:	Managing Director

BERKSHIRE FUND VI, LIMITED PARTNERSHIP

By:	Sixth Berkshire Associates LLC,
its General Partner

By:	/s/ Bradley M. Bloom
Name:	Bradley M. Bloom
Title:	Managing Director

BERKSHIRE INVESTORS LLC

By:	/s/ Bradley M. Bloom
Name:	Bradley M. Bloom
Title:	Managing Director

BERKSHIRE PARTNERS LLC

By:	/s/ Bradley M. Bloom
Name:	Bradley M. Bloom
Title:	Managing Director